SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): May 12, 1999 (May 7, 1999)
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                           NEXTEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


                           Delaware 0-19656 36-3939651
            (State or other jurisdiction (Commission (I.R.S. Employer
               of incorporation) File Number) Identification No.)


                2001 Edmund Halley Drive, Reston, Virginia 20191
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (703) 433-4000
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                 1505 Farm Credit Drive, McLean, Virginia 22102
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                    (Former name, former address and former
                   fiscal year, if changed since last report)

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Item 5.     Other Events.

Microsoft Transaction: On May 7, 1999, Nextel Communications, Inc. ("Nextel") and Microsoft Corporation ("Microsoft") entered into an investment agreement in which Microsoft has committed to purchase, and Nextel has committed to sell, about 16.7 million shares of Nextel's Class A Common Stock for an aggregate cash investment of about $600 million, representing a per share price of $36.00. The investment agreement and related agreements also establish certain transfer restrictions that apply to the Nextel shares purchased by Microsoft, an investor standstill provision and certain registration rights relating to the Nextel shares. The transactions contemplated by the investment agreement are subject to customary closing conditions including the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In connection with this transaction, Nextel and Microsoft also entered into agreements under which Microsoft is to provide certain portal services and related assistance in connnection with Nextel's previously announced Nextel OnlineSM service offering.

Nextel plans to use the proceeds from the investment to advance the deployment of its wireless Internet services, to expand its domestic and international digital mobile network service offerings and for other corporate purposes.

On May 10, 1999, Nextel and Microsoft issued a press release announcing this transaction. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated in this report by reference.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: A number of the matters and subject areas discussed in this report and in the related exhibits that are not historical or current facts deal with potential future circumstances and developments. The mobile computing and wireless Internet access services discussed in the press release filed as
Exhibit 99.1 to this report (the "Release"), are all planned for commercial introduction in the future. As such, they remain subject to risks and delays that are typical of product and services offerings in pre-commercialization stages including the successful completion of development, implementation and system integration activities that must occur before commercial introduction of these services. Other risk factors include the potential fluctuations in demand for these products and services and potential rapid technological and market change. These new product and service offerings, also may be subject to coverage and capacity limitations in certain geographic areas. The discussion of these matters and subject areas is qualified by the inherent risks and uncertainties surrounding expectations concerning Nextel's digital mobile network business generally. Customer acceptance and/or commercial viability of such new product and service offerings will be dependent on a variety of factors, including the development and availability of related products and applications that are compatible with these new service offerings and that meet customer needs and preferences, the quality and reliability of the applicable services and products, and Nextel's ability to employ these new product and service offerings either to reduce its own costs or to price such offerings to obtain a satisfactory return on investments. Nextel has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results in its digital mobile network business (including, if and when commercially introduced, the product and service offerings discussed in the Release) to differ from Nextel's current expectations regarding such relevant matters or subject areas, and such risks and uncertainties are described from time to time in Nextel's reports filed with the Securities and Exchange Commission, including Nextel's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.




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Item 7.  Financial Statements,  Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Business Acquired.
              Not Applicable

         (b)  Pro Forma Financial Information.
              Not Applicable

         (c)  Exhibits.

     Exhibit No.  Exhibit Description
         10.1 - Investment Agreement by and between Nextel Communications, Inc. and Microsoft Corporation dated as of May 7, 1999 ("Investment Agreement").

         10.2 - Form of Registration Rights Agreement (attached as Exhibit A to the Investment Agreement).

         99.1  -  Press Release dated May 10, 1999 issued by Microsoft and
                  Nextel.

















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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NEXTEL COMMUNICATIONS, INC.


Date: May 12, 1999                         By:__________________________________
                                              Thomas J. Sidman
                                              Vice President and General Counsel














































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                                  EXHIBIT INDEX

          Exhibit No.        Exhibit Description
               10.1       -  Investment Agreement by and between Nextel
                             Communications, Inc. and Microsoft Corporation dated as of May 7, 1999 ("Investment Agreement").
               10.2       -  Form of Registration Rights Agreement (attached as
                             Exhibit A to the Investment Agreement).
               99.1       -  Press Release dated May 10, 1999 issued by
                             Microsoft and Nextel.



















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